Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 14, 2007	VENROCK ASSOCIATES

	By:	/s/ Linda H. Hanauer
	Name:	Linda H. Hanauer
	Title:	Authorized Signatory or Member

Dated: February 14, 2007	VENROCK ASSOCIATES II, L.P.

	By:	/s/ Linda H. Hanauer
	Name:	Linda H. Hanauer
	Title:	Authorized Signatory or Member